                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               SEDONA CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[LOGO]  SEDONA
              CORPORATION



                               SEDONA Corporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 27, 2001


To the Shareholders of
SEDONA Corporation:

         The Annual Meeting of Shareholders of SEDONA Corporation will be held at the Wyndham Franklin Plaza Hotel, 17th and Race Streets, Philadelphia, PA 19103, on Wednesday, June 27, 2001 at 11:00 AM (Local Time), for the following purposes:

         1. To elect eight (8) directors to serve for the ensuing year; and

         2. To increase the authorized number of shares of common stock from fifty million to one hundred million.

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting.

         Only shareholders of record on April 30, 2001 are entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,

                                    MICHAEL A. MULSHINE
                                    Secretary

April 30, 2001


YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               SEDONA Corporation
                              649 North Lewis Road
                               Limerick, PA 19468

                            ------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                            To be Held June 27, 2001
                             -----------------------

         This Proxy Statement, the foregoing Notice of Annual Meeting and the enclosed Form of Proxy are being sent to shareholders on or about May 15, 2001, in connection with the solicitation of proxies for use by the Board of Directors of SEDONA Corporation ("Company"), at the Annual Meeting of Shareholders of the Company ("Meeting") which will be held at the Wyndham Franklin Plaza Hotel, 17th and Race Streets, Philadelphia, PA 19103, on Wednesday, June 27, 2001 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and at any and all adjournments or postponements thereof.

Record Date and Outstanding Stock

         The record date ("Record Date") for determining those shareholders entitled to notice of and to vote at the Meeting was April 30, 2001. At that date, the Company had outstanding 500,000 shares of Class A, Series A Preferred Stock, par value $2.00 per share ("Series A Preferred Stock"), 780 shares of Class A, Series F Convertible Preferred Stock, par value $2.00 per share ("Series F Preferred Stock"), 1,500 shares of Class A, Series H Convertible Preferred Stock, par value $2.00 per share ("Series H Preferred Stock") and 34,048,100 shares of Common Stock, par value $0.001 per share ("Common Stock").

Proxies

         Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

         Revocation. The execution of a proxy does not affect the right to vote in person at the Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

         Signatures in Certain Cases. If a shareholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, an executor or administrator should sign the proxy, and his or her title as such should follow the signature.

Quorum and Voting


         The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted upon at the Meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Series A Preferred Stock and the Common Stock, voting as a single class, is required for approval of all business which will come before the Meeting, except for the election of directors, who will be elected by at least a plurality of the votes cast at the election.


         Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed form of proxy, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a shareholder returns a duly executed form of proxy but has made no specifications with respect to voting matters, the persons named as proxies intend (unless instructed otherwise by the shareholder) to vote for each of the nominees for director named in this Proxy Statement, and to use their discretion in any other matters that may properly come before the Meeting.


         Holders of Series A Preferred Stock and Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented for shareholder approval at the Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. Holders of Series F Preferred Stock and Series H Preferred Stock are not entitled to vote on the matters set forth herein.


Security Ownership of Management and Certain Beneficial Owners


         The following table sets forth information regarding the ownership of the Company's voting securities as of the Record Date, assuming conversion of Series A Preferred Stock into one share of Common Stock, and including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.



                                              Amount & Nature of                     Percentage of
Beneficial Owner (1)                        Beneficial Ownership (2)            Outstanding Common Stock
--------------------                        ------------------------            ------------------------
Laurence L. Osterwise                               1,187,553                          3.49%
Marco A. Emrich                                       164,063                           *
Michael A. Mulshine                                   871,882 (3)                      2.56%
David S. Hirsch                                       407,217 (4)                      1.20%
James C. Sargent                                      142,067                           *
R. Barry Borden                                        91,780                           *
Jack A. Pellicci                                       62,260                           *
Robert M. Shapiro                                      62,500                           *
James T. Womble                                        25,000                           *
William K. Williams                                    75,000                           *
All Directors and Executive Officers
as a group (10 persons)                             3,089,322                          9.07%

------------------------------
* Represents one percent or less.

(1) The address of all persons listed is c/o SEDONA Corporation, 455 South Gulph Road, King of Prussia, PA 19406.

(2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned in the table.

(3) Includes warrants to purchase 710,668 shares issued to Osprey Partners, a company owned by Mr. Mulshine.

(4) Includes 10,940 shares of Common Stock held by Mr. Hirsch's wife, as to all of such shares Mr. Hirsch disclaims beneficial ownership. Includes 51,100 shares of Common Stock held by Mr. Hirsch's children, as to all of such shares Mr. Hirsch disclaims beneficial ownership.

         The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options and warrants: Mr. Osterwise, 1,098,888 warrants; Mr. Mulshine, 93,595 options, 710,668 warrants; Mr. Hirsch, 130,345 options, 60,000 warrants; Mr. Sargent, 94,845 options; Mr. Borden, 91,780 options; Mr. Pellicci, 62,260 options; Mr. Shapiro, 42,500 options; Mr. Womble, 25,000 options; and Mr. Williams, 75,000 options.





                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


         At the Meeting, the shareholders will elect eight directors, each to hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.

         The Board of Directors has nominated for election the eight persons designated below as the Company's directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Laurence
L. Osterwise, R. Barry Borden, Marco A. Emrich, Michael A. Mulshine, Jack A. Pellicci, James C. Sargent, Robert M. Shapiro and James T. Womble.


        THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR

Nominees
                                    Director
Name                       Age      Since            Position with the Company
----                       ---      -----            --------------------------
Laurence L. Osterwise      53       1996             Chairman of the Board and Director (1)
R. Barry Borden            61       1996             Vice Chairman of the Board and Director (1,2)
Marco A. Emrich            48       1999             President, Chief Executive Officer and Director
Michael A. Mulshine        61       1985             Secretary and Director
Jack A. Pellicci           62       1996             Director
James C. Sargent           85       1992             Director (2)
Robert M. Shapiro          55       1998             Director (2)
James T. Womble            58       1999             Director

--------------------

         (1) Member of the Compensation Committee of the Board of Directors.

         (2) Member of the Audit Committee of the Board of Directors.

Background

         The business experience, principal occupation and employment of the nominees have been as follows:

Laurence L. Osterwise was appointed Chairman of the Board in September 1999, after having been Chief Executive Officer, President and a Director of the Company since April 1997. Mr. Osterwise came to the Company in November 1996 as its Chief Operating Officer and President of Sedona GeoServices, Inc., a subsidiary. Before joining the Company, he was President of the Communications Division of General Instrument Corporation, now a division of Motorola. Prior to joining General Instrument, Mr. Osterwise was with IBM Corporation for 25 years, where he held positions as President of Production Industries, U.S. Vice President and Corporate Director of Market Driven Quality, and IBM Rochester General Manager and Director of Application Business Systems. Under his leadership, IBM Rochester was awarded the Malcomb Baldridge National Quality Award. Mr. Osterwise received a BS in Mathematics from Duke University in 1969 and an MS in Computer Sciences from Syracuse University in 1973.

         R. Barry Borden, Vice Chairman of the Board since September 1999, was Chairman and a Director of the Company since June 1996. He has founded and managed businesses in the computer hardware and software industry for the past 30 years. He currently serves as President of LMA Group, a management consulting firm he founded in 1984. He also serves as Executive Chairman of TradeAccess Corporation of Boston, MA, a supplier of enterprise software.

         From 1997 until 2001, Mr. Borden served as President of Broadbeam Corporation of Princeton, NJ, a supplier of software for wireless data communications. Prior to that he served as Chairman and CEO of Mergent International, a supplier of software for data security on PC Desktops and enterprise wide networks. Mr. Borden also serves on the Board of Directors of FASTNET Corporation, an Internet Service Provider, and AM Communications, a provider of technology for managing and monitoring of broadband systems. From 1968 to 1980, Mr. Borden was the founder, President and CEO of Delta Data Systems, a CRT Terminal manufacturer, and from 1981 to 1984 he was founder, Chairman and CEO of Franklin Computer Corp., a manufacturer of microcomputers. In 1989 he served as President and CEO of Cricket Software, Inc., a supplier of graphics software. Mr. Borden received a BSEE degree from the University of Pennsylvania in 1961.

         Marco A. Emrich has been Chief Executive Officer, President and a Director of the Company since September 1999. He has over 20 years of software industry experience. Most recently, he served as President and CEO of Cambridge-based e-commerce application service provider Empresa Inc. Prior to joining Empresa Inc., Mr. Emrich was President, CEO and Chairman of CenterLine Software, Inc., where he created and launched a web-based application that enables businesses to monitor, manage and report on network-centric or multi-tier distributed business applications. Prior to CenterLine, he held positions as Senior Director of Cincom Systems, Inc.'s Advanced Technology Group and Manager of NAS Information Network Technology Group at Digital Equipment Corporation. Mr. Emrich holds a Bachelor's degree in Electrical Engineering with specialization in Systems Engineering.

         Michael A. Mulshine has been a Director and Secretary of the Company since May 1985 and has been associated with the Company on a management consulting basis since 1979. He has been the President of Osprey Partners, a management consulting firm, since 1977. In addition, he is a Director of VASCO Data Security International, Inc., a global provider of enterprise-wide security solutions that support e-business and e-commerce. Mr. Mulshine received a BSEE degree from Newark College of Engineering in 1961.

         Jack A. Pellicci, Jack A. Pellicci, a Director of the Company since October 1996, is Group Vice President of Oracle Service Industries where he leads the Global Business Development Group. He is responsible for generating new business for six industries: Public Sector, Financial Services, Communications, Utilities, Health and Higher Education in over 140 countries. Prior to joining Oracle in 1992, Mr. Pellicci retired as a Brigadier General with 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command.

         Mr. Pellicci is a member of the Board of Directors of the Open Geospatial Consortium (OGC), a worldwide organization leading the initiative for interoperability of geospatial information and location based services. He serves as a Director on the Boards of the Fairfax County Chamber of Commerce, the United Services Organization (USO) and is a corporate fellow of the National Governors Association. He also serves on the Board of Directors of eShare

Communications, a leading provider of electronic Customer Relationship Management (eCRM) collaboration solutions.

He is also a member of the Board of Directors of OGETA Services, the Fairfax County Chamber of Commerce and the United Services Organization (USO). He currently serves as a Corporate Fellow for the National Governors Association. He is a graduate of the U.S. Military Academy at West Point with a Bachelor of Engineering degree, and received a Master of Mechanical Engineering degree from Georgia Institute of Technology.

James C. Sargent, a Director of the Company since January 1992, was Counsel to the law firm of Opton, Handler, Gottlieb, Fieler & Katz, and was counsel to Abel Noser Corporation, a member of the New York Stock Exchange. He was previously a partner and counsel to Whitman Breed Abbott & Moran, LLP, now Winston and Strawn. He was New York Regional Administrator from 1955 to 1956, and Commissioner of the Securities and Exchange Commission from 1956 to 1960.

Robert M. Shapiro, a Director of the Company since November 1998, is Vice President of Global Sales and Business Development for Autoweb.com, a major online automotive retailer. From 1995 to 1997 Mr. Shapiro was Senior Vice President of R. L. Polk & Company, a privately owned $400 million global information services company, where he directed worldwide marketing, product management, and business development activities for all software products sold to the transportation, insurance, finance, retail, fundraising, and publishing industries. Prior to joining R. L. Polk, Mr. Shapiro was Senior Vice President, Commercial Marketing for Prodigy, where he created the first commercially viable interactive service including product positioning and branding. He is noted as a pioneer in building online business-to-consumer commercial sites. Prior to joining Prodigy, Mr. Shapiro gained his early marketing and sales experience during seventeen years with IBM Corporation and Proctor & Gamble. Mr. Shapiro served on the board of Directors of Blackburn Polk Marketing Services of Canada, and Carfax, USA. He received his BA degree from the University of San Diego in 1967.

James T. Womble, a Director of the Company since April 1999, has been a Director of Acxiom Corporation since 1975, and is Division Leader of its Services Division. This division has locations in Conway and Little Rock, Arkansas, Chicago, Atlanta, and Memphis and manages relationships around the world with Acxiom's clients in the credit card, retail banking and retail industries. Prior to joining Acxiom, Mr. Womble worked for IBM as a systems engineer and marketing representative. He holds a degree in civil engineering from the University of Arkansas.

Board and Committee Meetings

         The Board of Directors held nine (9) meetings in 2000. During 2000, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees on which such incumbent served.

         The Board of Directors has a Compensation Committee, Audit Committee, Finance Committee, Strategic Direction Committee, and a Nominating Committee. The Compensation Committee is responsible for developing and executing plans for the compensation of the executive officers, including the CEO of the Company. Additionally, the Compensation Committee has administered the SEDONA Corporation 1992 Long-Term Incentive Plan, as amended (the "1992 Plan"), the 2000 Incentive Stock Option Plan (the "2000 Plan"), including the determination, subject to the 1992 and 2000 Plan's provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, the exercise price, vesting schedule, term, and all other conditions and terms of the awards to be granted. This committee met one (1) time during 2000. The Audit Committee meets with the Company's independent certified public accountants, Ernst & Young LLP, to review the scope and results of auditing procedures and the Company's accounting procedures and controls and met one (1) time in 2000. The Strategic Direction Committee is responsible for the development and presentation of strategic growth plans and initiatives to the Board of Directors for consideration. The Finance Committee was made a regular Committee of the Board of Directors on March 28, 2000. The Nominating Committee was formed by resolution of the Board of Directors in 1998.

Compensation of Directors

         Under the 1992 Plan, on the first business day of January 1998 and on the first business day of January in each succeeding year, each non-employee director of the Company will receive a grant of an option to purchase shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan, as follows: an option to purchase 15,000 shares of Common Stock for service to the Board during the preceding year, plus an option to purchase 2,500 shares of Common Stock for serving as the Chairman of the Board or Chairman of a Committee of the Board during the preceding year. However, if a director shall become eligible for an option grant after the first regularly scheduled meeting of the Board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which is determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by six. The non-employee directors were issued the following option grants in January 2001 for service to the Board in 2000: Mr. Hirsch, 20,000 shares; Messrs. Borden, Mulshine, and Pellicci, 17,500 shares; Messrs. Sargent, Shapiro, and Womble, 15,000 shares.

         In addition, under the terms of the 1992 Plan, any new director who has been elected to the Board was granted an option to purchase 25,000 shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan. The shares underlying these options will vest at the rate of 5,000 shares per year for five years, commencing on the first anniversary date of his election to the Board and on each subsequent anniversary thereafter. In the future, under the 2000 Plan, the Compensation Committee of the Board of Directors will determine the number of options that Directors will receive for service to the Board and upon being elected to serve as a Director.

         Further, commencing in 1998, on or before January 31 in each year, each non-employee director will receive an annual retainer of $5,000 as cash compensation for his services as a director for the preceding year. Also, each non-employee director will receive $500 for attendance at each Board and committee meeting, with multiple meetings held on the same day to count as one. These amounts shall be subject to annual review and possible adjustment at the discretion of the Board.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation

         The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and the other most highly compensated officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Officers"), with respect to the last three fiscal years.

                                                                  Long Term             All Other
                                Annual Compensation               Compensation          Compensation (1)
                                -------------------               ------------          ------------
                                                                  Stock Option/
Name and                                                             Warrant
Principal Position           Year       Salary         Bonus       Awards (shares)
------------------           ----       --------       -----      ------------------
Marco A. Emrich (2)          2000       $ 225,000      $ 94,877             -           $   -
 President and Chief         1999       $  63,173      $      -       725,000           $   -
  Executive Officer

William K. Williams          2000       $ 130,000      $ 17,500             -           $   -
 Vice President              1999       $  95,000      $      -        50,000           $   -
                             1998       $  60,000      $      -        50,000           $   -

------------------
(1) In fiscal year 2000, no executive officer received prerequisites or other personal benefits, securities or property as a portion of the executive officer's salary and bonus.

(2) No compensation information is provided for 1998 because Mr. Emrich was hired as President and Chief Executive Officer in September 1999.

Certain Employment Agreements

         On September 15, 1999, the Company entered into an Employment Agreement with Marco A. Emrich, its Chief Executive Officer and President (the "CEO Agreement"). The CEO Agreement has a term of two years and three months. Compensation during this period will be $225,000 as base annual salary plus additional compensation as directed by the Board of Directors. Mr. Emrich can also earn up to $100,000 in the form of cash bonus for years 2000 and 2001, subject to quarterly measurements. In addition Mr. Emrich was granted 200,000 options and 175,000 warrants with a strike price of $2.50, which will vest over 4 years at 25% per year. He also was granted 350,000 warrants with a strike price of $2.50 with a four year "cliff vest" provision, and certain acceleration provisions based on stock price performance. In the event of "Change of Control" within 12 months there will be a 33% acceleration of unvested Options/warrants; and 50% acceleration after the first 12 months.

Option Exercises and Fiscal Year-End Values

         The following table sets forth certain information as of December 31, 2000, regarding the number and year-end value of unexercised stock options held by each of the Named Officers. No stock appreciation rights have been granted by the Company.

                                                                     Number of                         Value of Unexercised
                                                             Unexercised Options/Warrants          In-the-Money Options/Warrants
                                                               at December 31, 2000                   at December 31, 2000 (1)
                       Shares Acquired      Value        ---------------------------------       ---------------------------------
      Name             on Exercise (#)   Realized ($)    Exercisable        Unexercisable          Exercisable       Unexercisable
      ----             ---------------   ------------    ------------     ----------------       ---------------     -------------
Marco A. Emrich            - 0 -        $     - 0 -        164,063          560,937                $   - 0 -          $   - 0 -

William K. Williams        - 0 -        $     - 0 -         75,000           25,000                $   - 0 -          $   - 0 -

----------------------------
(1) Based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on December 31, 2000 ($0.84), net of the option/warrant exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 2000 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Officers.

Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

         All compensation decisions are determined following a review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

         In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

         The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

         To present a reasonable comparison of the Company's performance versus its peers, the Board of Directors has determined that it would employ two indexes in the Comparative Stock Performance section of this Proxy Statement;
(i) the NASDAQ-US Index, and (ii) the NASDAQ Computer & Data Processing Index, since there is no one index that exactly matches the Company's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

         While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

Base Salary

         Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

         The Compensation Committee believes that executives should be rewarded for their contributions to the success and profitability of the Company and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program. There were no annual cash incentive award payments made by the Company in 2000.

Long-Term Stock-Based Incentives

         The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the 2000 Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Officer received compensation exceeding this limit in 2000, the Company has limited the number of shares of Common Stock subject to options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.


                                       Respectfully submitted,

                                       R. Barry Borden, Chairman
                                       David S. Hirsch
                                       Laurence L. Osterwise

Compensation Committee Interlocks and Insider Participation.

         The current members of the Company's Compensation Committee are Messrs.
R. Barry Borden, David S. Hirsch, and Laurence L. Osterwise. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commissions ("Commission"), and The Nasdaq Stock Market, Inc. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports on Form 5 were required, the Company believes that for the year period ended December 31, 2000, all of its directors, executive officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them.


                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Board of Directors of the Company is composed of three independent directors, as required by NASDAQ listing standards. The members of the Audit Committee are R. Barry Borden, James C. Sargent (Chairperson) and Robert M. Shapiro. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

         Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with Management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting and whether Ernst & Young expressed itself as being satisfied that the Company's Accounting Staff was forthright and straightforward in answering all questions or comments which Ernst & Young posed to that Accounting Staff and that, in the expressed opinion of the independent auditors, there is no evidence of any lack of forthrightness on the part of the Company Accounting Staff.

         Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that Firm's independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors' independence.

         Based upon the Audit Committee's discussion with Management and with the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of Ernst & Young LLP as the Company's independent auditors for 2001.


                                           /s/ James C. Sargent
                                           -------------------------------------
                                           James C. Sargent, Chair


                                           /s/ R. Barry Borden
                                           -------------------------------------
                                           R. Barry Borden, Member


                                           /s/ Robert M. Shapiro
                                           -------------------------------------
                                           Robert M. Shapiro, Member

Audit Fees

         The aggregate fees paid or payable for professional services rendered by Ernst & Young LLP related to the audit of the Annual Financial Statements of the Company and the timely review of the interim financial statements included in quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2000 were $84,000.

Financial Information Systems Design and Implementation Fees

         The aggregate fees for financial information systems design and implementation services rendered by Ernst & Young LLP for the year ended December 31, 2000 were $-0-.

All Other Fees

         The aggregate fees paid or payable for other services rendered by Ernst & Young LLP for the year ended December 31, 2000 were $76,000, primarily for services related to the Company's income tax return preparation and for assistance in regulatory filing requirements pertaining to acquisition related activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 2000, the Company entered into a Consulting Agreement with Osprey Partners, a company that is owned by Michael A. Mulshine. Under that agreement, Osprey was to provide services to the Company with regard to shareholder and investor relations activities and for management consulting services. Under the agreement Osprey was issued warrants to purchase up to 37,500 shares of Common Stock, with such warrants to vest at the rate of 3,125 shares on the first of each month for the twelve months starting January 1, 2000, and such warrants to be exercisable for up to ten years at an exercise price of $2.25 per warrant. Under the agreement Osprey was also to be paid a monthly retainer in the amount of $3,500. It is management's belief that the levels of compensation for services provided were favorable to the Company and were reasonably below market rates for such services.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1995 through December 31, 2000 with the cumulative total return on (i) the "NASDAQ-US Index", and (ii) the "NASDAQ Computer & Data Processing Index." The comparisons assume the investment of $100 on December 31, 1995 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

 .............................................................................................................
                                          12/31/95  12/31/96    12/31/97   12/31/98    12/31/99   12/31/00
 .............................................................................................................
SEDONA Corporation                         100.00     137.65     101.27      89.41      129.41      31.77
 .............................................................................................................
NASDAQ-US Index                            100.00     123.03     150.68     212.46      394.82     237.37
 .............................................................................................................
NASDAQ Computer & Data Processing Index    100.00     123.41     151.68     270.58      594.72     273.68
 .............................................................................................................

                               [GRAPHIC OMITTED]

                                   PROPOSAL 2

          AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION

         The Board of Directors of Sedona recommends an amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of common stock from fifty million (50,000,000) to one hundred million (100,000,000). Therefore, the Board of Directors proposes that Section 401 of
Article IV of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                  "Section 401. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 103,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock") and 1,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the "Class A Preferred Stock") (the Class A and Class B Preferred Stock are hereinafter collectively referred to as the "Senior Stock"). Subject to the rights and preferences of the Class B Preferred Stock, the board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any series of the Class A Preferred Stock that may be desired to the extent not determined by the articles."

         Of the currently authorized shares of common stock, 34,376,600 were outstanding as of April 16, 2001 and a further 13,900,000 are reserved for issuance pursuant to outstanding options, warrants and other securities convertible into shares of common stock. As a result, the Company has only 1,723,400 unreserved shares of common stock available for issuance.

         The Board of Directors believes that the proposed amendment to the Company's Amended Articles of Incorporation is desirable because the larger number of authorized common stock will provide the Company with more financial flexibility. The additional shares of the Company's common stock authorized pursuant to the amendment could be issued in connection with future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes at the discretion of the Board of Directors without further action by the Company's stockholders, except as required by applicable law, regulation or rule.

         Although the proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations, and not by the threat of any attempt to accumulate shares and gain control of the Company, stockholders nevertheless should be aware that the additional shares of the Company's common stock that would become available for issuance if this proposal is adopted could also be used by the Company to oppose a hostile takeover attempt, or delay or prevent changes of control in the Company or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who oppose a takeover or favor the current Board and management. Such issuances may prevent transactions that are favored by the majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over the market price or benefit in some other manner. In addition, the issuance of shares of the Company's common stock may, in certain situations, dilute the present equity ownership position of current stockholders. As of the date of this proxy statement, the Company has no plans or commitments that would involve the issuance of the additional shares, other than issuances upon the exercise or conversion of outstanding options, warrants and other securities and upon exercise of options to be granted under the Company's employee stock plans.

             Recommendation of the Board; Vote Required for Approval
             -------------------------------------------------------

         The Company's Board of Directors has determined that the proposed amendment to the Amended Articles of Incorporation are advisable and recommends that you vote "FOR" Proposal 2.

         The approval of this proposed amendment to the Amended Articles of Incorporation will require the favorable vote of the majority of the votes cast at the Meeting by the outstanding Series A, Preferred Stock and common stock, voting as a single class.




                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. If any other matters come before the Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the rules of the Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its next Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 455 South Gulph Road, Suite 300, King of Prussia, PA 19406, not later than January 15, 2002.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's 2000 Annual Report to Shareholders is being transmitted herewith, but does not form a part of the proxy solicitation materials.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL A. MULSHINE, SECRETARY, AT 455 SOUTH GULPH ROAD, SUITE 300, KING OF PRUSSIA, PA 19406.



                      INDEPENDENT CERTIFIED PUBLIC AUDITORS

         The Company's Board of Directors has selected Ernst & Young LLP as auditors for the present fiscal year. A representative of that firm will be present at the annual meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                               SEDONA CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I. PURPOSE

The primary function of the Audit Committee (Committee) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: 1) the financial reports and other financial information provided by the Corporation to any governmental body or the public; 2) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and 3) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

|X| Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

|X| Review and appraise the audits of the Corporation's independent accountants.

|X| Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be an independent Director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or by an outside consultant.

The members of by the Committee shall be elected by the Board at the Annual Organizational Meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial reports consistent with IV.4. below).

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1. Obtain the full Board of Directors' approval of this Charter and review and update this Charter periodically, as conditions dictate, and at least annually.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing personnel and management's response.

4. Review with financial management and the independent accountants the Quarterly Report on Form 10-Q prior to its filing or prior to the public release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

5. Report the results of the Annual Audit to the Board of Directors. If requested by the Board, invite the independent accountants to attend the full Board of Directors meeting to assist in reporting the results of the Annual Audit or to answer other Directors' questions.

6. Maintain and approve minutes of all Committee meetings. The Chairman shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

Independent Accountants

7. The Audit Committee shall consider the independence and effectiveness of the outside auditors and shall recommend to the Board of Directors the selection and contributions of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, obtain from the independent accountants a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1:
      Independence Discussions with Audit Committees. In addition, review with the independent accountants the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the accountants.

8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness, accuracy, and expertise of the Corporation's financial statements.
                                      A-2

Financial Reporting Processes

10. Inquire of management, the internal auditor and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize any such risks to the Corporation.

11. Meet with the independent accountants and management of the Corporation to review and approve the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized.

12. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

13. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting requirements.

14. Review, at the conclusion of the annual audit and quarterly reviews, the independent accountants' summary of significant accounting, auditing and internal control issues identified, along with recommendations and management's corrective action plans.

15. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices, if and as suggested by the independent accountants, or management.

Process Improvement

16. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

17. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required or requested information.

18. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

19. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted, as decided by the Committee, at an appropriate time subsequent to implementation of suggested changes or improvements.)

Ethical and Legal Compliance

20. Establish, review and update periodically codes of ethical conduct and ensure that Management has established a system to enforce these ethical codes.

21. Review management's monitoring of the Corporation's compliance with the Corporation's ethical codes, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

22. Review the activities, organizational structure and qualifications of any internal audit personnel deemed appropriate by the Committee and the Corporation's management.

23. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

24. Review, with the Corporation's counsel, any legal matter, especially any such matters that could have a significant impact on the Corporation's financial statements.

25. Investigate any matter brought to the Committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, and in the Committee's sole judgment that is appropriate.

26. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law as the Committee or the Board deems necessary or appropriate.



                                      A-4